Exhibit 99.1

                     Glimcher Reports First Quarter Results


     - Revenues grew 14.9% for the quarter

     - FFO per share increased 3.6% for the quarter, excluding one time charges

     - Same mall NOI improved 2.0% for the quarter

     - Debt-to-market capitalization strengthened to 54.3% at March 31, 2004

     - Fixed rate debt represented 85.1% of total debt


    COLUMBUS, Ohio, April 29 /PRNewswire-FirstCall/ -- Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the first quarter ended March 31, 2004. A description and reconciliation of non-GAAP financial metrics is contained in the Operating Results table found on page 4 attached, and references to per share amounts are based on diluted common shares.

    Net income available to common shareholders in the first quarter of 2004 was $760,000, or $0.02 per share, compared to $2.6 million, or $0.08 per share, in the first quarter of 2003. Funds From Operations ("FFO") in the first quarter of 2004 was $18.2 million, compared to $21.2 million in the first quarter of 2003. On a per share basis, FFO for the first quarter was $0.46 compared to the 2003 first quarter of $0.56 per share. During the first quarter of 2004, the Company recorded $4.9 million of costs associated with the redemption of its Series B Preferred Shares. Excluding these one-time non-cash costs, which are approximately $0.12 per share, FFO per share for the first quarter 2004 was $0.58, an increase of 3.6% from the first quarter of 2003.

    "We are very pleased with the first quarter financial performance," stated Michael P. Glimcher, President. "Total revenue increased 14.9% over the first quarter of 2003, and FFO per share increased 3.6% after adjusting for the non-recurring charge related to the redemption of our Series B Preferred Shares."



    Summary of Financial Results
    (unaudited, dollars in thousands except per share amounts)
                                        Three Months Ended  Three Months Ended
                                           March 31, 2004      March 31, 2003
    Revenues                                    $88,822             $77,300
    Net income available to common shareholders    $760              $2,606
    Net income per diluted common share           $0.02               $0.08
    FFO                                         $18,210             $21,158
    FFO per diluted common share                  $0.46               $0.56


    Highlights
     -- Revenues in the first quarter of 2004 were $88.8 million compared with revenues of $77.3 million in the first quarter of 2003. The 14.9% increase included $10.3 million from joint venture properties the Company has acquired since the first quarter of 2003 and $7.2 million from the acquisitions of WestShore Plaza in August 2003 and Eastland Mall (Ohio) in December 2003. A decrease in lease termination fees of $5.0 million was the other significant change in revenue during the quarter.

     -- FFO for the quarter decreased from $21.2 million in the first quarter of 2003 to $18.2 million in the first quarter of 2004 on an as reported basis. The current quarter FFO includes a $4.9 million one-time non-cash charge for the issuance costs of the Series B Preferred Shares, which were issued in 1997 and redeemed in February of 2004. Adjusting for this item, FFO for the first quarter would be $23.1 million which represents a 9.0% increase over the first quarter of 2003. On a per share basis, FFO for the quarter was $0.46 as reported and $0.58 after adjustment for the one-time charge compared to $0.56 in the first quarter of 2003.

     -- Occupancy for mall stores at March 31, 2004 was 87.7% compared to 89.4% at March 31, 2003. Excluding the 2003 acquisitions of WestShore Plaza and Eastland Mall (Ohio), comparable mall store occupancy was 87.6% at March 31, 2004.

     -- Mall store average rents increased to $24.02 per square foot at March 31, 2004, an increase of 4.2% from the $23.05 per square foot at March 31, 2003. Excluding the 2003 acquisitions of WestShore Plaza and Eastland Mall (Ohio), comparable mall store average rents per square foot increased 2.1% to $23.53 on a year-over-year basis.

     -- Same mall net operating income improved in the first quarter of 2004 by 2.0% over net operating income for the first quarter of 2003. Same store mall revenue decreased 1.8% in the first quarter of 2004 over same store mall revenue for the first quarter of 2003. The same store revenue decrease reflects a decline in the tenant reimbursements recovery ratio from 88.7% in the first quarter of 2003 to 86.1% in the first quarter of 2004.

     -- In the first quarter of 2004 the Company sold three community centers for $8.3 million and recognized a gain of $3.2 million. The cash proceeds from these sales were used to pay down debt. During the first quarter of 2003 the Company sold one community center for $9.3 million and recognized a loss of $2.1 million.

     -- Debt-to-total-market capitalization strengthened at March 31, 2004 to
        54.3% compared to 55.5% at December 31, 2003 and 57.3% at March 31,
        2003.

     -- Fixed rate debt represented 85.1% of total Company debt at March 31, 2004. The average interest rate on fixed rate debt was 6.5% and the average maturity was 6.6 years. Floating rate debt represented 14.9% of total debt, had an average interest rate of 3.7% and an average maturity at 1.8 years.

    Acquisitions

    On January 5, 2004, the Company acquired for $56.5 million the remaining joint venture interests in Polaris Fashion Place, an approximately 1.6 million square foot upscale mall, and in Polaris Towne Center, an approximately 443,165 square foot community center, both located in Columbus, Ohio. The purchase was funded with a new $36.5 million loan secured by the equity interests in Polaris Fashion Place, the issuance of 594,342 operating partnership units valued at approximately $13.6 million and approximately
$6.6 million in additional borrowings on the Company's credit facility. The new debt matures in one year and bears interest at a rate of LIBOR plus 3.00% per annum. With the acquisition of these two joint ventures, the Company fully owns all of its properties.


    Preferred Stock Issuance

    On February 23, 2004, the Company completed a $150 million public offering of 6,000,000 shares of 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest at a price of $25.00 per share. The proceeds were used to redeem all of its outstanding 9.25% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest and to pay down $16.9 million on the Company's credit facility which had been drawn down on February 9 to repay $17.0 million in mortgage debt relating to the Company's Great Mall of the Great Plains located in Olathe, Kansas.


    Outlook

    For the full year of 2004, the Company continues to expect that FFO per share will be in the range of $2.28 to $2.34 per share and earnings per share to be in the range of $0.42 to $0.48 per share. This range incorporates the Company's January 2004 acquisitions, the issuance of Series G Preferred Shares and the full redemption of Series B Preferred Shares, discussed earlier. Also included in this guidance are asset sales aggregating $35.0 million for the full year of 2004 and no additional acquisitions. During the second quarter the Company also expects to refinance the $162.4 million mortgage on Jersey Gardens with a new fixed rate ten-year loan and to refinance its maturing $25.0 million variable rate mortgage on Great Mall of the Great Plains with a new two-year variable rate loan. A reconciliation of estimated FFO per share to estimated earnings per share for 2004 follows:



                                                         Low End   High End
    Expected Earnings per share                          $  0.42    $  0.48
       Add: Real estate depreciation and amortization       1.90       1.90
       Add: Minority interest                               0.04       0.04
    Less: Gain on sales of properties                      (0.08)     (0.08)
    Expected FFO per share                               $  2.28    $  2.34


    Funds From Operations and Net Operating Income

    This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

    Funds from Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT"). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income, plus real estate depreciation, less gains or losses from sales of depreciable property, extraordinary items and the cumulative effect of accounting changes. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results table found on page 4, attached.

    Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition, the Company's computation of same mall NOI excludes property bad debt expense and lease termination income. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.


    About the Company

    Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls and community shopping centers. At
March 31, 2004, the Company's mall portfolio GLA totaled approximately
21.8 million square feet. Additionally, the community center and single tenant portfolio totaled approximately 4.9 million square feet. Currently, Glimcher owns a total of 67 properties in 22 states aggregating approximately
26.7 million square feet of GLA. Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust's Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols "GRT-F" and "GRT-G," respectively. Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.


    First Quarter Conference Call

    Glimcher's first quarter investor conference call is scheduled for 11:00 a.m. ET on Thursday, April 29, 2004. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on April 29, 2004 and continue through May 13, 2004. Supplemental information about the fourth quarter operating results is available on the Company's web site or by calling Carolee Oertel at (614) 887-5613.


    Forward Looking Statements

    This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to refinance debt at favorable terms and conditions, the failure to sell properties as anticipated and the failure to achieve FFO for 2004 set forth in this press release, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.


    Visit Glimcher at: www.glimcher.com

    Financial tables follow ...


                                                                       page 4
                              GLIMCHER REALTY TRUST
                                Operating Results
                     (in thousands, except per share amounts)
                                   (unaudited)

                                                  Three Months ended March 31,
    Statement of Operations                          2004               2003

    Total revenues                                 $88,822            $77,300
    Total expenses                                  57,628             51,426
    Operating income                                31,194             25,874
    Interest expense, net                           24,190             19,043
    Equity in income of unconsolidated
     entities, net                                       3                809
    Loss on sale of assets                            (122)               -
    Income before minority interest in operating
     partnership and discontinued operations         6,885              7,640

    Minority interest in operating partnership          54                243
    Income from continuing operations                6,831              7,397
    Discontinued operations:
         Gain (loss) on sales of properties
          and properties held for sale               3,193             (2,107)
         Income from operations                         53                274
    Net income                                      10,077              5,564
    Less:  Preferred stock dividends                 4,439              2,958
    Less:  Preferred stock issuance
     write-off upon Series B Redemption              4,878
    Net income available to common shareholders       $760             $2,606


    Reconciliation of Net Income
     Available to Common Shareholders           Per Diluted        Per Diluted
     to Funds From  Operations                 Common Share       Common Share

      Net income available to common
       shareholders                         $760     $0.02   $2,606     $0.08
      Real estate depreciation and
       amortization                       20,428      0.52   15,167     $0.40
      Share of joint venture real estate
       depreciation and amortization          39      0.00    1,035     $0.02
      Minority interest in operating
       partnership                            54      0.00      243     $0.01
      (Gain) loss on sale of properties
       and assets                         (3,071)    (0.08)   2,107     $0.05
      Funds from Operations              $18,210     $0.46  $21,158     $0.56

      Weighted average common shares
       outstanding - basic                35,130             34,335
      Weighted average common shares
       outstanding - diluted              39,300             37,824

    Earnings per Share

    Net income available to common
     shareholders before discontinued
     operations per common share          $(0.06)             $0.12
    Discontinued operations per common
     share                                 $0.08             $(0.05)
    Earnings per share per common share    $0.02              $0.08

    Net income available to common
     shareholders before discontinued
     operations per diluted common share  $(0.06)             $0.12
    Discontinued operations per diluted
     common share                          $0.08             $(0.05)
    Earnings per diluted common share      $0.02              $0.08
    Funds from operations per diluted
     common share                          $0.46              $0.56


                                                                       page 5
                              GLIMCHER REALTY TRUST
                       Selected Balance Sheet Information
                (in thousands, except percentages and base rents)

                                                 March 31,        December 31,
                                                   2004               2003

     Investment in real estate, net             $1,929,413         $1,707,834
     Total assets                               $2,064,593         $1,837,423
     Mortgage notes and other notes payable     $1,501,768         $1,295,058
     Debt to market capitalization                   54.3%              55.5%


                                                  March 31,          March 31,
                                                     2004               2003

     Occupancy:
          Mall Anchors - Total Portfolio             95.0%              94.7%
          Comparable Mall Anchors - excludes
           WestShore and Eastland Columbus           94.5%              94.7%
          Mall Stores - Total Portfolio              87.7%              89.4%
          Comparable Mall Stores - excludes
           WestShore and Eastland Columbus           87.6%              89.4%
          Total Mall Portfolio                       92.4%              92.7%

          Community Center Anchors                   78.6%              71.3%
          Community Center Stores                    74.7%              81.8%
          Total Community Center Portfolio           78.2%              74.6%
          Comparable Community Center Portfolio      78.2%              76.5%

     Average Base Rents:
          Mall Anchors - Total Portfolio             $5.74              $5.43
          Comparable Mall Anchors - excludes
           WestShore and Eastland Columbus           $5.62              $5.43
          Mall Stores - Total Portfolio             $24.02             $23.05
          Comparable Mall Stores - excludes
           WestShore and Eastland Columbus          $23.53             $23.05
          Community Center Anchors                   $5.11              $5.12
          Community Center Stores                   $10.21              $9.35
          Total Community Center Portfolio           $6.34              $6.30
          Comparable Community Center Portfolio      $6.34              $6.42



SOURCE  Glimcher Realty Trust
    -0-                             04/29/2004
    /CONTACT: Michael P. Glimcher, President, +1-614-887-5608, or Michael@glimcher.com, or William G. Cornely, Exec. V.P., CFO, COO, +1-614-887-5614, or bcornely@glimcher.com, or Carolee J. Oertel Manager, Investor Relations, +1-614-887-5613, or coertel@glimcher.com, all of Glimcher Realty Trust/
    /Web site:  http://www.glimcher.com /
    (GRT)

CO:  Glimcher Realty Trust
ST:  Ohio
IN:  REA RLT FIN
SU:  ERN ERP CCA MAV